December 18, 2006

Dear Shareholders and Colleague:

I want to give you an update on the state of progress at our company. As we see in the media around us every day, the global world of energy --- including development, production, fuel sources, and economics -- is changing at a very rapid pace. Two things are certain. One -- the historical energy foundation -fossil fuel- is being depleted. Two - the world is looking for clean sustainable alternatives. The work we have underway at Hydrogen Engine Center is targeted to deliver a powerful alternative for our energy future. The team at HEC is developing technology that delivers the clean, efficient and economical use of an array of fuels. As you will see, to underscore this important development, we are building proof points. That is, fully operating engines and generator sets, developed for and with an array of partners and customers, to demonstrate the real world viability of the technology we are bringing to market.

All of the work at HEC is designed to deliver proven, working solutions. With that as a foundation, we have a business process in place. We have recruited, and will continue to bring on board, a team of people who are committed to our objectives. We are building and expanding a network of strategic partners - who share our vision for the future of energy. We have an array of early adopting customers who want to move now, to demonstrate the power of HEC’s technology. Here are the specifics for 2006.

Fiscal 2006, our first full year as a publicly traded company, has been a fast-paced year of organizational growth. Our primary focus has been on implementing efficient, scalable and repeatable development and manufacturing processes -- to leverage our core technology. Oxx Works™, our engineering center of excellence, has implemented partnerships, each one opening channels to important markets. We have tested and delivered a 50kW hydrogen-fueled Oxx Power™ genset to the National Renewable Energy Lab in Boulder, Colorado, through our project with Xcel Energy Corporation. This genset will be used in a wind farm -proving how our solution can tremendously extend the use of wind power. We have successfully entered the final testing stage for the 4 + 1™ 250kW genset. Our customer, Natural Resources Canada, is going to deploy the HEC solution in their hydrogen/wind project at Ramea Island off the coast of Newfoundland.

The HEC manufacturing team has completed the first phase of our facility, with the necessary infrastructure, to support initial engineering and production. Phase one of this complex was dedicated on July 31, 2006. Today, infrastructure is in place to assemble 10,000 base engines per year. Leading this effort is Bob Morrison, our Chief Operating Officer, and Mike Schiltz, our Vice President of Engine Development. Mike has visited factories overseas to establish key relationships with supply chain partners. We believe these relationships will ensure both competitive costs, and continuity of supply, as we grow our business.

Our wholly-owned subsidiary, HEC Canada, has developed a 5kW hydrogen-fueled genset, and a 10kW genset, fueled on a hydrogen and natural gas mixture, using our proprietary controller, the Oxx Boxx™. As of December 13, twenty-five Oxx Boxx™ control systems were completed. The team has also developed a turbo engine control system for the 4.9L engine with an electrical governor. This product has been successfully tested with a 13.5 to 1 compression ratio, and will be shipped to Turkey as part of a United Nations energy project. Tapan Bose, our HEC Canada President, is a hydrogen energy subject matter expert and has authored a hydrogen textbook, which is scheduled to be published in 2007. Dr. Bose and I co-authored a chapter for a hydrogen technology book, also scheduled to be published in 2007.

Product development is in full motion, and we also launched the patent process this year. Our patent for Material Neutral Process, announced at the Ammonia Conference in October, is underway. The Oxx Works™ team, our R&D department, has developed a prototype of a Permanent Magnet Generator, and completed a running prototype of our 1.6L 2-cylinder engine. In sales, we launched the marketing of our Oxx Power™ hydrogen and alternative-fueled internal combustion engines and generator sets. We delivered an Oxx Power™ engine to each of our North American distributors in August. Longer than expected lead times for some engine parts has impacted the timing of sales for our 4.9L engine. This has also impacted the process of our engine certification to meet EPA emission testing. We now anticipate that we will have our 1.6L, 2.4L and 4.9L family of engines certified in the fourth quarter of 2007. To strengthen our marketing strategy, we plan to build additional strategic alliances with companies whose objectives are aligned with our technology and vision. Our current alliance partners include relationships with Air Liquide, Pacific Northwest Labs and the Northwest Hydrogen Alliance and Grasim Industries. We firmly believe alliances are essential to build the market momentum necessary to ensure there is increasing global demand for our solutions.

Our business must be scalable. To ensure this, the HEC team has been building the business infrastructure we will need to sustain our growth. We’ve added Bob Morrison as Chief Operating Officer. Bob is a proven industry executive, with a track record in leading advanced engineering and manufacturing teams at both Oceaneering International Inc. and Dresser Industries. Bob will continue to build the operations infrastructure of the company --implementing streamlined processes designed to ensure on-time product delivery. Another key team addition was Sandra Batt, who joined us in December 2005 as our Chief Financial Officer. Under Sandy’s direction, we have commenced the reporting process as a publicly traded company and closed on nearly $6 million in new equity financing.

I believe our business foundation is solid, and our future is strong. We believe we are building a proprietary patented technology advantage. Our products are being proven with early adopters. Our sales pipeline is increasing and our leadership team is fully committed to success. We are an emerging business in a field that barely existed even five years ago. Our principal company mission remains strong:

“Hydrogen Engine Center is part of the solution™ for an immediate future that is oil-independent, free of greenhouse gasses and rich in low-cost energy. HEC technology will help reduce the world’s dependence on oil. We will enable energy to be produced without greenhouse gasses and carbon emissions. HEC’s position is bold and clear: ‘off-carbon, off-the-grid, zero-emission, renewable power… NOW.’”

It is my belief that we must combine two very compelling forces. First, we must build a successful and sustainable business, delivering hydrogen-centric power sources to the global market. That work is well underway. We must also tell the world about our success story, even as it unfolds. Being manufacturing people at heart, we have a process for that as well. We have retained a world-class marketing, communications and PR team. Orlando-based i.d.e.a.s. (A company spun out from the Walt Disney Company) is developing a unique branding strategy, and the communications tools necessary to spread the HEC brand globally. In concert with this, Vendely Communications, a Los Angeles public relations firm, is bridging the communications strategy -- to effectively communicate HEC’s brand and message to our shareholders, customers, sales markets and employees via a media-relations campaign. This effort has just started. I expect to see significant amplification of the HEC story throughout 2007.

Let’s shift our focus again, and return to the energy future. A good business, and a stable planet - both depend on a sustainable and reliable energy future - free of petroleum dependency. Global warming isn’t on the fringe any more; it’s on the front-page. To address this opportunity, we are developing near-zero emissions engines and generator technologies for the industrial and power generation markets. HEC, your company, has accepted the challenge to deliver solutions that will address these issues.

We have slated 2007 as the ‘year of technology. Our vision includes the following developments:

- Expand wind-to-hydrogen business through the sale of hydrogen gensets
- Expand hydrogen genset business - kicked-off by the installation of genset at Grasim Industries
- Introduce Permanent Magnet Generator
- Safety certify hydrogen engines for use at airports
- File patents (60+)
- Field test the ammonia-fueled engine
- Close additional financing to fund our future growth and development

We are committed to our objectives and to raise the capital necessary to design and deliver these solutions. We plan to generate the returns, both financial and intangible, that all of our stakeholders and customers are expecting.

As President and Chief Executive Officer of this Company, I want to thank you for your support of our vision. I want to assure you we are committed, as a team, to earn your continued confidence and support. As we enter the New Year, Hydrogen Engine Center is well positioned to help lead the way to a national and global economy that will become energy-self-sufficient. In doing so, we are committed to create a strong business and to bring financial success to our stakeholders and our customers. Together, we play an important and pivotal role in bringing solutions for a clean, energy independent future.

Best wishes to you and your family this holiday season.

Sincerely,

/s/ Ted Hollinger
Ted Hollinger
President & Chief Executive Officer